Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-259316, 333-248622, 333-237409, 333-235401, 333-227273, 333-218640, 333-206114, 333-194148, 333-189491, 333-179680, 333-159747 and 333-145402) of VMware, Inc. of our report dated March 28, 2023 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
March 28, 2023